EXHIBIT 10.2
FIRST AMENDMENT
TO THE
CATERPILLAR INC.
2014 LONG-TERM INCENTIVE PLAN

Caterpillar Inc. (the “Company”) maintains the Caterpillar Inc. 2014 Long-Term Incentive (the “Plan”). The Plan was originally approved by stockholders effective on June 11, 2014. On June 14, 2014, stockholders approved an amendment and restatement of the Plan that became effective on such date. Pursuant to Section 5.2 of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time. By a document dated October 16, 2019, the Company amended and restated the Plan. By this instrument, the Company hereby further amends the Plan to reflect changes in the Company’s employee title structure by updating the references to the position with management responsibility for the Company’s compensation and benefits, or total rewards, function.
1.This First Amendment shall be effective as of July 1, 2022.

2.Section 5.4(b) of the Plan is hereby amended and restated in its entirety to provide as follows:
“(b)    Nonqualified Stock Options and SARs (except for any Tandem SAR granted in tandem with an Incentive Stock Option), whether vested or unvested, held by (A) participants who are considered officers of the Company for purposes of Section 16 of the Exchange Act; (B) participants who are Directors; or (C) any participants who previously held the positions in clauses (A) and (B) may be transferred by gift or by domestic relations order to one or more Permitted Transferees. Nonqualified Stock Options and SARs (except for any Tandem SAR granted in tandem with an Incentive Stock Option), whether vested or unvested, held by all other participants and by Permitted Transferees may be transferred by gift or by domestic relations order only to Permitted Transferees and, in the case of transfers other than in connection with a domestic relations order, upon the prior written approval of the Company's Vice President Total Rewards.”

3.This First Amendment amends only the provisions of the Plan as set forth herein, and those provisions not expressly amended shall be considered in full force and effect.

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Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this First Amendment.
* * * * *
IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized representative as of this

9/6/2022
.

    CATERPILLAR INC.

/s/ Cheryl Johnson

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